UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or
15(d) of the Securities Exchange Act of 1934

November 1, 2018
Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
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(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

1800 THREE LINCOLN CENTRE,
5430 LBJ FREEWAY, DALLAS, TEXAS	75240
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(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227
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(Registrant's Telephone Number, Including Area Code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)
On November 1, 2018, Sean Donohue was elected to the Board of Directors of the Company, effective November 1, 2018, with his term expiring at the 2019 annual meeting of shareholders on February 6, 2019. Mr. Donohue will participate in all applicable compensation and benefit plans offered by the Company to our directors. Mr. Donohue has not received any grant or award under any Company plan, contract or arrangement in connection with his election.

A copy of a news release issued on November 1, 2018 announcing Mr. Donohue's election to the Board of Directors is filed herewith as Exhibit 99.1.

On November 1, 2018, Diana J. Walters was elected to the Board of Directors of the Company, effective November 1, 2018, with her term expiring at the 2019 annual meeting of shareholders on February 6, 2019. Ms. Walters will participate in all applicable compensation and benefit plans offered by the Company to our directors. Ms. Walters has not received any grant or award under any Company plan, contract or arrangement in connection with her election.

A copy of a news release issued on November 1, 2018, announcing Ms. Walters' election to the Board of Directors is filed herewith as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
99.1	News Release issued by Atmos Energy Corporation dated November 1, 2018
99.2	News Release issued by Atmos Energy Corporation dated November 1, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE:	November 1, 2018	By: /s/ KAREN E. HARTSFIELD
Karen E. Hartsfield
Senior Vice President, General Counsel
and Corporate Secretary